As filed with the Securities and Exchange Commission on September 3, 2009

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HCP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	33-0091377
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

3760 Kilroy Airport Way, Suite 300

Long Beach, California 90806
(Address, Including Zip Code, of Principal Executive Offices)

HCP, Inc.

2006 Performance Incentive Plan

(Full Title of the Plan)

Edward J. Henning
Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary
HCP, Inc.

3760 Kilroy Airport Way, Suite 300

Long Beach, California 90806
(562) 733-5100

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

COPY TO:

Jeffrey W. Walbridge, Esq.
O’Melveny & Myers LLP

610 Newport Center Drive, Suite 1700

Newport Beach, California 92660

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION  OF REGISTRATION  FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount Of Registration Fee
Common Stock, $1.00 par value per share	9,000,000(1) shares	$29.15	(2)	$262,350,000	(2)	$14,640	(2)
(1)

This Registration Statement covers, in addition to the number of shares of HCP, Inc., a Maryland corporation (the “Company” or the “Registrant”), common stock, par value $1.00 per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the HCP, Inc. 2006 Performance Incentive Plan (the “Plan”) as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)

Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on August 28, 2009, as quoted on the New York Stock Exchange.

The Exhibit Index for this Registration Statement is at page 5.

EXPLANATORY NOTE

This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Plan and consists of only those items required by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.                   Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)           The Company’s Registration Statement on Form S-8, filed with the Commission on July 10, 2006 (Commission File No. 333-135649);

(b)           The Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2008, filed with the Commission on February 27, 2009 (Commission File No. 001-08895);

(c)           The Company’s Quarterly Reports on Form 10-Q for its fiscal quarters ended March 31, 2009 and June 30, 2009 filed with the Commission on April 28, 2009 and August 4, 2009, respectively (each, Commission File No. 001-08895);

(d)           The Company’s Current Reports on Form 8-K, filed with the Commission on March 2, 2009, May 4, 2009 (with respect to Items 8.01 and 9.01), June 3, 2009 and August 10, 2009 (each, Commission File No. 001-08895); and

(e)           The description of the Company’s Common Stock contained in its Registration Statement on Form 10 filed with the Commission on May 7, 1985 (Commission File No. 001-08895), and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement.  Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5.                   Interests of Named Experts and Counsel

The validity of the issuance of Common Stock registered hereby is passed on for the Company by Edward J. Henning.  Mr. Henning is the Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary of the Company and is compensated by the Company as an employee.  Mr. Henning owns 131,471 shares of Common Stock, 50,526 restricted stock units that are payable in an equivalent number of shares of Common Stock and Company stock options to acquire up to an additional 494,275 shares of Common Stock.  Mr. Henning is eligible to receive stock awards by the Company under the Plan.

Item 8.                   Exhibits

See the attached Exhibit Index at page 5, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Beach, State of California, on September 2, 2009.

HCP, INC.

By:	/s/ James F. Flaherty III
James F. Flaherty III
Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Edward J. Henning and Thomas M. Herzog, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s James F. Flaherty III	Chairman and Chief Executive Officer	September 2, 2009
James F. Flaherty III	(Principal Executive Officer)

/s/ Thomas M. Herzog	Executive Vice President and Chief Financial Officer	September 2, 2009
Thomas M. Herzog	(Principal Financial Officer)

/s/ Scott A. Anderson	Senior Vice President and Chief Accounting Officer	September 2, 2009
Scott A. Anderson	(Principal Accounting Officer)

/s/ Robert R. Fanning, Jr.	Director	September 2, 2009
Robert R. Fanning, Jr.

/s/ Christine Garvey	Director	September 2, 2009
Christine Garvey

/s/ David B. Henry	Director	September 2, 2009
David B. Henry

/s/ Lauralee E. Martin	Director	September 2, 2009
Lauralee E. Martin

/s/ Michael D. McKee	Director	September 2, 2009
Michael D. McKee

/s/ Harold M. Messmer, Jr.	Director	September 2, 2009
Harold M. Messmer, Jr.

/s/ Peter L. Rhein	Director	September 2, 2009
Peter L. Rhein

/s/ Kenneth B. Roath	Director	September 2, 2009
Kenneth B. Roath

/s/ Richard M. Rosenberg	Director	September 2, 2009
Richard M. Rosenberg

/s/ Joseph P. Sullivan	Director	September 2, 2009
Joseph P. Sullivan

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.

HCP, Inc. 2006 Performance Incentive Plan, as amended and restated (filed as Annex 2 to the Company’s Proxy Statement filed with the Commission pursuant to Section 14(a) of the Exchange Act on March 10, 2009 (Commission File No. 001-08895) and incorporated herein by this reference).

5.	Opinion of Company Counsel (opinion regarding legality).

23.1	Consent of Ernst & Young LLP (consent of independent registered public accounting firm).

23.2	Consent of Counsel (included in Exhibit 5).

24.	Power of Attorney (included in this Registration Statement under “Signatures”).